UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2019

ADVANCED DRAINAGE SYSTEMS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36557	51-0105665
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4640 Trueman Boulevard, Hillard, Ohio		43026
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (614) 658-0050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WMS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement

On September 10, 2019, Advanced Drainage Systems, Inc. (the “Company”) issued and sold an aggregate of 10,350,000 shares of common stock, $0.01 par value per share (the “Common Stock”), which included the full exercise of the underwriters’ option to purchase additional shares, pursuant to an underwriting agreement dated as of September 5, 2019 (the “Underwriting Agreement”) among the Company and Barclays Capital Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”). The offering of Common Stock was made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-232958) initially filed with the Securities and Exchange Commission (the “SEC”) on August 1, 2019 and a related prospectus supplement.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make due to any such liabilities.

The Company estimates that the net proceeds from the sale of Common Stock, including the Underwriters exercise of the over-allotment option in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $293 million. The Company expects to use the net proceeds from the sale of Common Stock for the repayment of a portion of the outstanding borrowings under the Company’s existing senior secured credit facility, with the remaining proceeds (if any) used for general corporate purposes.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

The following exhibits are being filed as part of this report:

Exhibit No.	Description

1.1

Underwriting Agreement, dated September 5, 2019, by and among Advanced Drainage Systems, Inc. and Barclays Capital Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule I thereto.

5.1	Opinion of Squire Patton Boggs (US) LLP, dated September 10, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED DRAINAGE SYSTEMS, INC.

Date: September 10, 2019	By:	/s/ Scott A. Cottrill
		Name:	Scott A. Cottrill
		Title:	EVP, CFO & Secretary

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